                                                                     Exhibit 2.3

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK
---------------------------------------x

         In re                         :        Chapter 11 Case Nos.
                                                96 B 40113 (JLG)
BARNEY'S, INC., ET AL.                 :
                                                (Jointly Administered)
                           Debtors.    :

---------------------------------------x

                     SECOND SUPPLEMENT TO THE SECOND AMENDED
                  JOINT PLAN OF REORGANIZATION FOR THE DEBTORS
                 PROPOSED BY WHIPPOORWILL ASSOCIATES, INC., BAY
              HARBOUR MANAGEMENT L.C. AND THE OFFICIAL COMMITTEE OF
         UNSECURED CREDITORS, DATED NOVEMBER 13, 1998, AS SUPPLEMENTED

            Whippoorwill Associates, Inc., Bay Harbour Management L.C. and the Official Committee of Unsecured Creditors (collectively, the "Plan Proponents") hereby supplement the Second Amended Joint Plan of Reorganization Proposed by the Plan Proponents, dated November 13, 1998, as supplemented, as follows:

            1. SECTION 1.112: At the end of the last line, after the word "Date" add the following: "; AND PROVIDED FURTHER that with respect to sections 34.1,
34.2 and 34.3 of this Plan, the term "Liabilities" shall not include any liabilities arising after the Confirmation Date.

            2. SECTION 31.1: In the first line, delete the word "Confirmation" and replace it with "Effective". In the fourth line, after the word rejected, insert "as of the Effective Date."

            3. SECTION 31.4: In the third line, delete the words "thirty (30)" and replace them with "twenty (20)".

            4. SECTION 34.2: In the seventh line, in subsection (a) immediately following the word "any" insert "Barneys Affiliate or". In the thirteenth line, in subsection (b) delete the word "primarily." In the third to last line of this section, delete the word "or" before subsection (e) and add the following after the word "approval" in the last line ", (f) the members of the Pressman Family, the members of the Committee and the officers and directors of any of the Debtors who were officers and directors at any time prior to the Confirmation Date from any Liability to the United States, state or local governments under the IRC or applicable state or local tax laws, the environmental laws or any criminal laws of the United States, state or local governments, or (g) any non-Debtor entity, other than those entities specified in (f) above from any Liabilities to the United States, state or local governments; PROVIDED, HOWEVER, that nothing in subsections (f) and (g) hereof shall affect or limit the discharge granted to the Debtors and Debtors in Possession under the Bankruptcy Code or section 34.1 hereof."

            5. SECTION 34.3: At the very end of this section, add the following"; PROVIDED, HOWEVER, that nothing in this section shall release, or be construed to release, (a) any Plan Releasee from any Liability arising out of the ownership, management or operation of the properties or other assets of any non-Debtor or (b) any of the Plan Releasees from any Liability to the United States, state or local governments under the IRC or applicable state or local tax laws, the environmental laws or any criminal laws of the United States, state or local governments solely to the extent relating to the Debtors, the Debtors in Possession, the Barneys Affiliates, the Preen Affiliates, Reen Japan, the conduct of the business and affairs of any of the Debtors, the Debtors in Possession, the Debtors' chapter 11 cases, the Plan, the Disclosure Statement, or the properties or other assets of the Debtors, the Debtors in Possession, the Barneys Affiliates, Reen Japan or the Preen Affiliates."

Dated: New York, New York
       December 16, 1998


                           Respectfully submitted,

                           WHIPPOORWILL ASSOCIATES, INC.,
                           as agent and/or general partner for its discretionary accounts and as investment advisor to Whippoorwill/Barney's Obligations Trust -1996


                           By: /s/ DAVID STRUMWASSER
                               ----------------------------------------
                               Name:  David Strumwasser
                               Title: Managing Director


                           BAY HARBOUR MANAGEMENT L.C.,
                           for its managed accounts


                           By: /s/ DOUGLAS TEITELBAUM
                               ----------------------------------------
                               Name:  Douglas Teitelbaum
                               Title: Principal and Portfolio Manager

                           THE OFFICIAL COMMITTEE OF
                           UNSECURED CREDITORS

                           The Chase Manhattan Bank


                           By: /s/ CRAIG T. MOORE
                               ----------------------------------------
                               Name:  Craig T. Moore
                               Title: Managing Director, The Chase
                                      Manhattan Bank and Chair of the
                                      Official Committee of Unsecured
                                      Creditors

COUNSEL:

John J. Rapisardi, Esq. (JR 7781)

WEIL, GOTSHAL & MANGES LLP
767 Fifth Avenue
New York, New York 10153
(212) 310-8000

Attorneys for Whippoorwill and Bay Harbour

Lawrence M. Handelsman, Esq. (LH 6957)

STROOCK & STROOCK & LAVAN LLP
180 Maiden Lane
New York, New York 10038
(212) 806-5400

Attorneys for the Official Committee
  of Unsecured Creditors